EXHIBT 10.7

OMNIBUS INCENTIVE AND EQUITY PLAN

Michigan Commerce Bancorp Limited

Effective as of _____, 2009

Michigan Commerce Bancorp Limited
Omnibus Incentive and Equity Plan

ARTICLE 1
PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to materially increase shareholder value by (a) providing flexibility to the Company to implement annual and long term incentives that are consistent with the Company’s goals, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of high quality Employees, Directors and Consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

All outstanding awards under any pre-spinoff employee stock plans or restricted stock plans attributable to the Employees, as such awards have been or may be modified or equitably adjusted in connection with the spin-off, immediately prior to the effective date of the spin-off are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such award shall continue to be governed solely by the terms and conditions of the instrument(s) evidencing such grant or issuance, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards. For these awards, the name of the company will be changed to the Company and the shares or equivalents will be converted to or settled in Company shares or equivalents, or cash, as determined by the Committee.  Any change to such awards made pursuant to this provision shall comply with Section 409A.

ARTICLE 2
DEFINITIONS

2.1 Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock.

“Annual Incentive Award” means an Award made pursuant to Article 9 with a Performance Cycle of one year or less.

“Award” means any award made pursuant to the Plan, including but not limited to the award of an Annual Incentive Award, a Long-Term Incentive Award, an Option, a Stock Appreciation Right, a Restricted Stock Unit, Restricted Stock, or other award under the Plan.

“Award Agreement” means the electronic or written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Participant. Award Agreements shall be subject to the terms and conditions of the Plan, whether or not explicitly provided in the particular Award Agreement.

“Beneficial Owner” means any “person”, as such term is used in Section 13(d) of the Act, who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means:

(a)   the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure;

(b)           the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by the way of damage to their respective reputations or standings in their respective industries;

(c)   the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony; or

(d)   the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

“Change in Control” means the first occurrence of:

(a)   any person (other than the Company, any Subsidiary, or employee benefit plan maintained by the Company or any Subsidiary (or any trustee or fiduciary of such employee benefit plan)) acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(b)   within any 24-month period, the persons who were Directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors or the board of directors of any successor to the

Company; provided that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director;

(c)   the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event those Persons who were stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(d)   the approval by stockholders of the Company of a plan of liquidation with respect to the Company; or

(e)   the occurrence of any other event occurs which the Board declares to be a Change in Control.

“Change in Control Settlement Value” shall mean, with respect to a share of Common Stock, the excess of the Change in Control Stock Value over the option price of the Option or the base price of the Stock Appreciation Right covering such share of Common Stock, provided that, (i) with respect to any Option which is an Incentive Stock Option, the Change in Control Settlement Value shall not exceed the maximum amount permitted for such Option to continue to qualify as an Incentive Stock Option and (ii) in respect of that portion, if any, of any Option or Stock Appreciation Right that had not become exercisable on or before December 31, 2004, the Change in Control Settlement Value shall not exceed the maximum amount permitted for such Option or Stock Appreciation Right to remain exempt from Section 409A.

“Change in Control Stock Value” shall mean the value of a share of Common Stock determined as follows:

(a)   if the Change in Control results from an event described in clause (c) of the Change in Control definition, the highest per share price paid for shares of Common Stock of the Company in the transaction resulting in the Change in Control; or

(b)   if the Change in Control results from an event described in clause (a), (b) (d) or (e) of the Change in Control definition and no event described in clause (iii) of the Change in Control definition has occurred in connection with such Change in Control, the highest sale price of a share of Common Stock on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on any national securities exchange or nationally recognized automated quotation system on which the Common Stock is then principally traded or listed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate), which shall consist of two or more members, each of whom, serving at the pleasure of the Board, shall be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule thereto), as promulgated under the Act, and an “outside director” within the meaning of Section 162(m) of the Code and the Treasury regulations, rules and guidance promulgated thereunder. Notwithstanding the foregoing, with respect to Awards granted to non-employee Directors, the Committee shall mean the entire Board.

“Common Stock” means the common stock of the Company, no par value per share.

“Company” means Michigan Commerce Bancorp Limited, a Michigan corporation, and any successor thereto.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Subsidiaries.

“Director” means any individual who is a member of the Board of Directors.

“Disability” has the meaning given in the Company’s long-term disability insurance policy or program as in effect from time to time; provided that a Participant shall not be treated as having incurred a Disability unless he or she qualifies for disability benefits under such policy or program.

 “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each share of Common Stock represented by an Award to a Participant in accordance with the Plan, credited at the discretion of the Committee or as otherwise provided for by the Plan or in an Award Agreement.

“Employee” means an individual who is paid on the payroll of the Company or one of its Subsidiaries (as determined by the Committee in its sole discretion); provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

“Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Act.

“Fair Market Value” means, on any date: (i) the closing price reported for such day on the principal national securities exchange or nationally recognized automated quotation system on which the Common Stock is then listed for trading or in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported; (ii) if the Common Stock is then principally listed in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Common Stock on such date, or on the immediately preceding date on which Common Stock transactions were so reported; or (iii) if the Common Stock is not listed on such an exchange, system or market, the price as determined in good faith by the Committee by the reasonable application of a reasonable valuation method.

“Family Member” means as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

“Incentive Stock Option” means an “Incentive Stock Option” as defined in Section 422 of the Code.

“Long-Term Incentive Award” means an Award made pursuant to Article 9 with a Performance Cycle of more than one year.

 “Net-Exercise” means a procedure based on such terms and conditions as the Committee shall establish by which the Participant will be issued a number of whole shares of Common Stock upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where
“N” = the number of shares of Common Stock to be issued to the
Participant upon exercise of the Option;
“X” = the total number of shares of Common Stock with respect to which the Participant has elected to exercise the Option;
“A” = the Fair Market Value of one (1) share of Common Stock determined on the exercise date; and
“B” = the exercise price per share of Common Stock (as defined in the
Participant’s Award Agreement)

“Option” means the right to purchase shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” with the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

“Participant” means any Employee, any non-employee Director of the Company, or Consultant designated by the Committee to receive an Award under the Plan, provided that non-employee Directors and Consultants shall not be eligible for Incentive Stock Options.

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

“Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof or individual that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following performance measures as specified by the Committee: (1) gross or net cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash operating income, net cash provided by operations, or cash flow in excess of cost of capital; (2) sales; (3) revenues; (4) earnings per share, stock price or stockholder return (on a gross or net basis), or any rating by a nationally recognized statistical rating organization; (5) net income; (6) return on assets (gross or net), return on investment, return on capital or return on equity (or any combination); (7) economic value created; (8) operating income, earnings before or after taxes, interest, depreciation, amortization or extraordinary or special items (or any combination), which may be determined on a per share basis (basic or diluted); (9) debt to capital ratio, or risk based capital ratio; (10) operating margin, gross margin or other financial margin; (11) assets under management, gross or net flows of assets under management, market capitalization, or net assets; (12) segment income; or (13) dividend payout. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure. The targeted level or levels of performance with respect to Performance Goals may be established at such levels and in such terms as the Committee may determine, in its discretion, including absolute entity performance, as a goal relative to performance in prior periods, or a relative comparison of entity performance to the performance of one or more third parties or other companies, a peer group or special index or other group selected for comparison, or other external measure. The Committee may specify that any Performance Goals will be calculated before or after specific or identified items such as extraordinary or nonrecurring, special income, expense or other items, before or after changes in accounting principles or standards, before or after capital charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after Awards under this Plan or other incentive compensation.

“Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

“Plan” means the Michigan Commerce Bancorp Limited Omnibus Incentive and Equity Plan, as set forth herein and as the same may be amended from time to time.

“Restricted Period” means the period during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Article 8 of the Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan which is subject to a Restricted Period in accordance with Article 8 of the Plan.

“Restricted Stock Unit” means a Participant’s right to receive pursuant to the Plan one share of Common Stock at the end of a Restricted Period in accordance with Article 8 of the Plan.

“Retirement” means termination of a Participant’s employment or service on or after the Participant attains age 55 with 10 years of credited service with the Company and its Subsidiaries. For this purpose, “credited service” means service as an employee or service as a director.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Stock Appreciation Right” means the right to receive a payment from the Company, in cash or Common Stock, in an amount determined under Article 7 of the Plan.

“Subsidiary” means any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or limited liability company.

2.2 Captions.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees, non-employee Directors, and Consultants selected by the Committee to participate in the Plan.

ARTICLE 4
ADMINISTRATION

4.1 Power to Grant and Establish Terms of Awards.  The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted, the Fair Market Value of shares of Common Stock or other property, and the terms, conditions and restrictions of any and all Awards, including but not limited to the number of shares of Common Stock to be covered by each Award, the time or times at which Awards shall be granted, and the terms and provisions of the instruments by which Awards shall be evidenced; to designate Options as Incentive Stock Options or Non-Qualified Stock Options; to determine the period of time during which restrictions on Restricted Stock or Restricted Stock Units shall remain in effect; to establish and administer any Performance Goals applicable to Awards granted hereunder, as well as to determine the terms and conditions of any Annual Incentive and Long-Term Incentive Awards; to determine the method(s) for satisfaction of any tax withholding obligation arising in connection with Awards, including by the withholding or delivery of shares of Common Stock; to determine whether an Award will be settled in shares of Common Stock, cash, or in any combination thereof; and to determine all other matters relating to Awards and the Plan. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and, except as provided in the Plan or any Award Agreement, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The grant of any Award to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other Awards.

4.2 Administration.  The Committee shall be responsible for the administration of the Plan. Any Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award; to provide for conditions deemed necessary or advisable to protect the interests of the Company; to interpret the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award; and to make all other determinations necessary or advisable for the administration and interpretation of the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award, to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award, shall be final, binding and conclusive for all purposes and upon all persons. The Committee is authorized to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any Executive Officer, other officer or Employee of the Company or a Subsidiary or affiliate, the Company’s auditors, consultants, legal counsel, or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or Employee of the Company or a Subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegate, shall not be personally liable for any action or determination taken or made or omitted in good faith with respect to the Plan.

4.3 Delegation.  Actions of the Committee shall be taken by the vote of a majority of its members. To the extent not inconsistent with applicable law and the applicable rules and regulations of the Nasdaq Stock Exchange and any other national securities exchange or nationally recognized automated quotation system on which shares of Common Stock are then principally listed or traded, (a) the Committee may delegate any of its powers under the Plan to a subcommittee of the Committee or to one of its members, (b) the Committee may allocate among its members any of its administrative responsibilities and (c) notwithstanding anything to the contrary contained herein, the Committee may delegate the determination of Awards to Employees who are not Executive Officers to one or more officers of the Company designated by the Committee from time to time.

4.4 Restrictive Covenants and Other Conditions.  The Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of, the vesting or payment of any Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or its Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers that may have effect following the termination of the Participant’s employment and, whether before or after the Award has been exercised or has vested, as applicable, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant by the Participant).

4.5 409A Compliance.  The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Participant in which the Participant’s rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

ARTICLE 5
STOCK SUBJECT TO PLAN

5.1 Plan Award Limitation.  Subject to the provisions of Section 5.2, 5.3 and 5.4, the number of shares of Common Stock available for delivery in connection with Awards under the Plan shall be [__________] shares.  The total number of shares with respect to which Incentive Stock Options may be granted shall not exceed [___________] shares.  The type and form of Awards under this Plan shall be in the discretion of the Committee.  The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or any combination thereof.

5.2 Share Counting Rules.  Each share of Common Stock underlying an Award shall count as one share of Common Stock for purposes of determining the number of shares of Common Stock granted pursuant to the limits set forth in Sections 5.1 and 5.5 of the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 13.6 shall not again be available for issuance under the Plan. With respect to Stock Appreciation Rights, the number of shares remaining for issuance under the Plan shall be determined as though the full number of shares corresponding to the portion of a Stock Appreciation Right exercised had been issued. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan(s), arrangement(s) or agreement(s) of the acquired company or business.

5.3 Cancelled, Terminated, or Forfeited Awards.  Any shares of Common Stock subject to an Award issued under this Plan, which for any reason expires, or is canceled, terminated or otherwise settled without the issuance of any consideration, whether in cash, Common Stock or other property (including, without limitation, any shares issued in connection with a Restricted Stock Award that are subsequently forfeited) shall again be available under the Plan.

5.4 Adjustment Due to Change in Capitalization.  In the event of any Adjustment Event, (i) the aggregate number of shares of Common Stock available for Awards under Section 5.1 (including the sub-limits identified in Section 5.1), (ii) the individual limitations on the number of shares that may be awarded to any particular Participant in any particular period under Section 5.5 and (iii) the aggregate number of shares subject to outstanding Awards and the respective prices and/or vesting and other applicable criteria applicable to outstanding Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, such Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Award granted under the Plan shall pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article 11 or as otherwise provided by the Committee at or after the date an Award is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of the original underlying Award and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate.

Any adjustment pursuant to this Section 5.4 shall be done in a manner that complies with the requirements of Section 409A, to the extent applicable.

5.5 Individual Award Limitations.   Subject to Section 5.4:

(a)   the total number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be awarded to any Participant during a calendar year shall not exceed [_________] shares, plus any unused shares pursuant to this subsection (a) as of the close of the prior calendar year under this Plan; and

(b)   the total number of shares of Common Stock subject to any Restricted Stock subject to Performance Goals or Restricted Stock Units subject to Performance Goals that may be awarded to any Participant during a calendar year shall not exceed [______] shares or units, as the case may be, plus any unused shares or units pursuant to this subsection (b) as of the close of the prior calendar year under this Plan.

(c)   the total amount of any Annual Incentive Award paid to any Participant during a calendar year shall not exceed $[____], plus any unused amounts pursuant to this subsection (c) as of the close of the prior calendar year under this Plan; and

(d)   the total amount of any Long-Term Incentive Award paid to any Participant during a calendar year shall not exceed $[______], plus any unused amounts pursuant to this subsection (d) as of the close of the prior calendar year under this Plan.

5.6 Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, reorganization, consolidation or similar transaction involving such Acquired Company and the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Company.  The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in this Article 5.

ARTICLE 6
STOCK OPTIONS

6.1 Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Committee; provided that, in no event shall the Committee be permitted to grant Options conditioned on the surrender or cancellation of previously granted Options. Options granted to non-employee Directors shall be in such amounts and intervals as determined by the Board from time to time. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to a non-employee Director, to any Employee of a Subsidiary which is not a corporation (unless the Subsidiary is a disregarded entity for federal income tax purposes) or to any Participant who is a Consultant (including an independent contractor). The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.5, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option Award shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2 Option Price.  Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted. Except in the event of an Adjustment Event, the Committee shall not have the power or authority to reduce the exercise price of any outstanding Option, whether through amendment, through the cancellation of existing grants and the issuance of new grants with lower exercise prices or by any other means. The Committee shall not have the right to re-price outstanding Options or to grant new Options under the Plan in substitution for or upon the cancellation of Options previously granted. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

6.3  Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of Performance Goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, unless otherwise determined by the Committee at grant, Options shall become exercisable in three substantially equal installments on each of the first three anniversaries of the date of grant. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4 Payment and Settlement.  The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price. Without limiting the generality of the foregoing, the Committee may direct that payment of the exercise price may be made (i) in cash or cash equivalents, (ii) by exchanging shares of Common Stock (either by delivery or attestation) which have been owned by the Participant at the time of exercise (or owned for a stated period of time prior to the time of exercise as the Committee may determine), (iii) by issuing a lesser number of shares of Common Stock pursuant to a Net Exercise transaction having a Fair Market Value on the date of exercise equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate exercise price for such shares, based on such terms and conditions as the Committee shall establish, (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price, (v) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or (vi) through such other procedures as the

Committee may determine. As soon as administratively practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock or shall deposit the acquired shares of Common Stock to the Participant’s brokerage account associated with this Plan. For the avoidance of doubt, in any case above in this Section 6.4, the number of shares remaining for issuance under the Plan shall be determined as though the full number of shares corresponding to the portion of such Option settled or net-exercised pursuant to this Section 6.4 had been issued.

6.5 Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6 Termination of Employment or Service Due to Disability or Retirement.  Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company or a Subsidiary terminates by reason of Disability or Retirement, any such Options granted to such Participant shall continue to become exercisable in accordance with Section 6.3 notwithstanding such Participant’s termination of employment or service and may be exercised by the Participant or the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, at any time during the remaining term of such Option or three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s termination of employment or service, whichever period is shorter.

6.7 Termination of Employment or Service Due to Death.  Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company or a Subsidiary terminates by reason of death, any such Options granted to such Participant shall become immediately exercisable in full at the date of such Participant’s death and may be exercised by the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, at any time during the remaining term of such Option or three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s death, whichever period is shorter.

6.8 Certain Divestitures, etc.  In the event that a Participant’s employment or service is terminated in connection with a sale, divestiture, spin-off or other similar transaction involving a Subsidiary, division or business segment or unit, the Committee may provide at the time of grant or otherwise that all or any portion of any Options granted to such Participant which are then outstanding shall become exercisable in accordance with Section 6.3 notwithstanding such termination of employment or service and may be exercised by the Participant or the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, at any time during the remaining term of the Option or three (3) years (or such shorter period as the Committee shall determine at or following the time of grant) following the Participant’s termination of employment or service, whichever period is shorter.

6.9 Termination of Employment or Service for Any Other Reason.  Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment or service with the Company or a Subsidiary terminates for any reason other than one described in Section 6.6, 6.7, 6.8 or 6.9, any Options granted to such Participant which are exercisable at the date of such Participant’s termination of employment or service shall be exercisable at any time prior to ninety (90) days following such Participant’s termination of employment or service or the remaining term of such Option, whichever period is shorter.

6.10 Extension of Termination Date.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the Participant’s termination of employment or service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of ninety (90) days following the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of such registration requirements.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. A grant of a Stock Appreciation Right shall be evidenced by an Award Agreement, whether as part of the agreement governing the terms of the Option, if any, to which such Stock Appreciation Rights relate or pursuant to a separate written agreement with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

7.2 Terms and Conditions of Stock Appreciation Rights.  The terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Stock Appreciation Right) applicable with respect to (i) Stock Appreciation Rights granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions applicable to the tandem Options and (ii) freestanding Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Article 6 above were the grant of the Stock Appreciation Rights a grant of an Option. In no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of grant.

7.3 Exercise of Tandem Stock Appreciation Rights.  Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

7.4 Exercise Price.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The exercise price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

7.5 Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the exercise price of the Stock Appreciation Right determined by the Committee on the date of grant, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised; provided that, for the avoidance of doubt in the administration of the Plan, the number of shares remaining for issuance under the Plan shall be determined as though the full number of shares corresponding to the portion of such Stock Appreciation Rights exercised had been issued.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock and Restricted Stock Units.  Except as otherwise delegated as provided in Section 4.3, the Committee may make awards in the form of Restricted Stock or Restricted Stock Units. Any Award made hereunder in the form of Restricted Stock or Restricted Stock Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion. As determined by the Committee, with respect to an Award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an Award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Stock Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award.

8.2 Restrictions on Transferability.  Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) Restricted Stock Units and shares of Restricted Stock to be transferred during the Restricted Period pursuant to Section 13.1, provided that any Restricted Stock Units and shares of Restricted Stock so transferred shall remain subject to the provisions of this Article 8.

8.3 Rights as a Shareholder.  Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Stock Units awarded pursuant to the Plan, to vote on any matter submitted to the

Company’s stockholders or to dispose of the shares of Common Stock underlying such Restricted Stock Units, nor shall a Participant have any beneficial ownership in respect of any shares of Common Stock underlying Restricted Stock Units, until such time as the shares of Common Stock attributable to such Restricted Stock Units have been issued (including, at the discretion of the Committee, issuance to a trust for purposes of hedging or funding Restricted Stock Unit obligations). At the discretion of the Committee, a Participant’s Restricted Stock Unit account may be credited with Dividend Equivalents during the Restricted Period.

8.4 Restricted Period.  Unless the Committee shall otherwise determine at or after the date an Award of Restricted Stock or Restricted Stock Units is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock or Restricted Stock Units in three approximately equal installments on each of the first three anniversaries of the date of grant, unless sooner terminated as otherwise provided herein. Without limiting the generality of the foregoing, the Committee may provide for termination of the Restricted Period upon the achievement by the Participant of Performance Goals specified by the Committee at the date of grant. The determination of whether the Participant has achieved such Performance Goals shall be made by the Committee in its sole discretion.

8.5 Legend.  Each certificate issued to a Participant in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall be legended in such manner as the Company deems appropriate.

8.6 Death, Disability or Retirement.  Unless the Committee shall otherwise determine at the date of grant or otherwise, if a Participant ceases to be employed or service is terminated by the Company or any subsidiary by reason of death, disability or retirement, the Restricted Period will lapse as to a pro rated portion of the shares of Restricted Stock and Restricted Stock Units transferred or issued to such Participant under the Plan based on the number of days the Participant actually worked since the date the shares of Restricted Stock or Restricted Stock Units were granted (or in the case of an Award which becomes vested in installments, since the date, if any, on which the last installment of such Restricted Stock or Restricted Stock Units became vested);  provided that, in the case of an Award with respect to which the restrictions will lapse, if at all, based on the attainment of Performance Goals or targets, such vesting shall be deferred until the end of the applicable performance period and such prorated portion will be determined based on that number of shares of Restricted Stock or Restricted Stock Units, if any, that would have been earned based on the attainment or partial attainment of such Performance Goals or targets. Except as otherwise expressly determined by the Committee or provided in an Award Agreement, any shares of Restricted Stock or Restricted Stock Units as to which the Restricted Period has not lapsed at the date of a Participant’s termination of employment by reason of death, Disability or Retirement (or which do not become vested after such date under the preceding sentence) shall automatically be cancelled upon such Participant’s termination of employment.

8.7 Termination of Employment or Service.  Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by or terminates service with the Company or any Subsidiary for any reason other than those specified in Section 8.6 at any time prior to the date when the Restricted Period lapses, all shares of

Restricted Stock held by the Participant shall revert back to the Company and all Restricted Stock Units and any corresponding Dividend Equivalents credited but not yet paid to such Participant shall be forfeited upon the Participant’s termination of employment or service.

8.8 Issuance of New Certificates; Settlement of Restricted Stock Units.  Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.2 and the Company shall issue or have issued new share certificates without the legend described in Section 8.5 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, one share of Common Stock for each Restricted Stock Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Stock Units. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Stock Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Stock Unit.

8.9 Performance Related Awards.  Notwithstanding anything else contained in the Plan to the contrary and unless the Committee shall otherwise determine at the time of grant, to the extent required to ensure that the grant of an Award of Restricted Shares or Restricted Stock Units to an Executive Officer (other than an Award which will vest solely on the basis of the passage of time) is deductible by the Company or such Subsidiary pursuant to Section 162(m) of the Code, any such Award shall become vested, if at all, upon the determination by the Committee that Performance Goals established by the Committee have been attained, in whole or in part.

ARTICLE 9
ANNUAL AND LONG-TERM INCENTIVE AWARDS

9.1 Annual Incentive Awards.  Unless determined otherwise by the Committee at or after the date of grant, Annual Incentive Awards shall be payable in cash. If a Participant terminates employment before the end of a Performance Cycle due to death, Disability or Retirement, such Participant or the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, shall be eligible to receive a prorated Annual Incentive Award based on the actual achievement of the Performance Goals for such Performance Cycle, in each case prorated for the portion of the Performance Cycle coming before the Participant’s termination of employment. Unless determined otherwise by the Committee at or, in the case of any Participant who is not an Executive Officer, after the date of grant, if a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Retirement, the Participant shall forfeit all rights to such Annual Incentive Award.

9.2 Long-Term Incentive Awards.  Unless determined otherwise by the Committee at or after the date of grant, Long-Term Incentive Awards shall be payable in cash. If a Participant terminates employment before the end of a Performance Cycle due to death,

Disability or Retirement, such Participant or the Participant’s designated beneficiary, and if none is named, in accordance with Section 13.2, shall be eligible to receive a prorated Long-Term Incentive Award based on the actual achievement of the Performance Goals for such Performance Cycle, in each case prorated for the portion of the Performance Cycle coming before the Participant’s termination of employment. Unless determined otherwise by the Committee at, or, in the case of a Participant who is not an Executive Officer, after the date of grant, if a Participant terminates employment before payment of a Long-Term Incentive Award is authorized by the Committee for any reason other than death, Disability or Retirement, the Participant shall forfeit all rights to such Long-Term Incentive Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE 11
CHANGE IN CONTROL

11.1 Accelerated Vesting and Payment.  Subject to the provisions of Section 11.2 below, in the event of a Change in Control, each Option and Stock Appreciation Right then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or Stock Appreciation Right and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Stock Unit then outstanding. In connection with such a Change in Control, the Committee may, in its discretion, provide that each Option and/or Stock Appreciation Right (regardless of whether any such Option or Stock Appreciation Right is then “in the money”, including if as of the date on which the Change in Control Settlement Value is determined, the Fair Market Value of the shares subject to such Option, Stock Appreciation Right or similar other stock-based Award is less than the exercise price or base price of such Option or Stock Appreciation Right) shall, upon the occurrence of such Change in Control, be canceled in exchange for a cash payment, if any is then due, by the Company of the Change in Control Settlement Value per share; provided that, if, following the Change of Control and after taking into account any adjustment under Section 5.4 related to such Change of Control, the securities underlying any Options or Stock Appreciation Rights are not readily tradable on a public market, such a cash settlement shall occur automatically without any further action by the Committee.

11.2 Alternative Awards.  Notwithstanding Section 11.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or any other stock-based Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative

Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a)   be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

(b)   provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c)   have substantially equivalent economic value to such award (determined at the time of the Change in Control in accordance with principles applicable under Section 424 of the Code); and

(d)   have terms and conditions which provide that in the event that the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or not for Cause) or Constructively Terminated (as defined below), all of such Participant’s Option and/or Stock Appreciation Rights shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of the Participant’s outstanding Restricted Stock or Restricted Stock Unit Awards, and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or Stock Appreciation Right, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock or Restricted Stock Unit Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within ninety (90) calendar days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than thirty-five (35) miles away from the Participant’s immediately prior principal place of employment or service.

The provisions in this Section 11.2 relating to Alternative Awards and the ability to substitute an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit for an Alternative Award shall only apply to those Awards that are exempt from Section 409A.

11.3  Annual Incentive and Long-Term Incentive Awards.  Unless otherwise determined by the Committee, in the event of a termination of employment after or related to a Change in Control (other than for Cause and other than a voluntary resignation not constituting being Constructively Terminated), (i) any Annual or Long-Term Incentive Awards relating to Performance Cycles ending prior to the Change in Control which have been earned but not paid shall become payable within thirty (30) days of the Change in Control, (ii) any Performance Cycle for which Annual Incentive Awards are outstanding shall end, the Participant shall earn a pro rata Award equal to the product of (a) such Participant’s earned Award for the Performance Cycle in question and (b) a fraction, the numerator of which is the number of completed months that have elapsed since the beginning of such Performance Cycle to the date of such employment termination and the denominator of which is twelve (12), the Company shall pay all such Annual Incentive Awards, if earned, by the March 15 following the end of the Performance Cycle after the Committee has made its determination, and (iii) all then in progress Performance Cycles for Long-Term Incentive Awards that are outstanding shall end, the Participant shall earn a pro rata Award equal to the product of (a) such Participant’s earned Award for the Performance Cycle in question and (b) a fraction, the numerator of which is the number of completed months that have elapsed since the beginning of such Performance Cycle to the date of such employment termination, the denominator of which is the total number of months in such Performance Cycle, the Company shall pay all such Long-Term Incentive Awards, if earned, by the March 15 following the end of the Performance Cycle after the Committee has made its determination.

11.4 Termination of Employment or Service Prior to Change in Control.  In the event that prior to the date of a Change in Control, the Participant’s termination of employment or service with the Company or any of its affiliates will be deemed to be in connection with a Change in Control (other than for Cause and other than a voluntary resignation not constituting being Constructively Terminated) and either (a) such termination is within ninety (90) days prior to the date of a Change in Control, or (b) such termination occurs on or after the date, if any, on which the shareholders of the Company approve such Change in Control transaction, but prior to the consummation thereof. Such Participant shall be entitled to receive the applicable benefits provided under this Article 11 (and shall be treated, solely for purposes of the Plan, as continuing in the Company’s (or Subsidiary’s) employment or service until the occurrence of such Change of Control, and to have been terminated from such employment or service thereafter), but only to the extent that such benefits are in excess of those previously received by the Participant as a result of the Participant’s prior termination of employment or service.

11.5 Distribution of Amounts Subject to Section 409A.  Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of termination of employment or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the manner provided in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change in control as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (a) increase the number of shares available for issuance under the Plan, (b) lower the minimum exercise price at which an Option or stock-settled Stock Appreciation Right may be granted or (c) extend the maximum term for Options or stock-settled Stock Appreciation Rights granted hereunder shall be subject to the approval of the Company’s shareholders. Except as otherwise provided in this Plan or in any Award Agreement, no action of the Board may, without the consent of a Participant, alter or impair his or her rights under any previously granted Award, except as expressly provided in the Plan or in the applicable Award Agreement.

ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1 Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged or assigned, or otherwise alienated or hypothecated, other than in accordance with Section 13.2 below, by will or by laws of descent and distribution; provided that, the Committee may permit transfers of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Shares to Family Members (including, without limitation, transfers affected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

13.2  Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Awards outstanding at the Participant’s death shall be paid to or exercised by (a) the Participant’s surviving spouse or domestic partner, (b) if there is no surviving spouse or domestic partner, the Participant’s children (including stepchildren and adopted children) per stirpes, or (c) if there is no surviving spouse or domestic partner and/or children per stirpes, the Participant’s estate.

13.3 Committee Discretion.  Notwithstanding anything else to the contrary, the Committee may permit all or any portion of any Award to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Award. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.4 Interpretation.  Notwithstanding anything contained in the Plan to the contrary, to the extent required to so qualify any Award intended to be qualified as other performance-based compensation within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance-based compensation.

13.5 No Guarantee of Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary or affiliate.

13.6  Tax Withholding.  The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount, which may include shares of Common Stock, sufficient to satisfy federal, state and local, including foreign, withholding tax requirements with respect to any Award (including payments made pursuant to Article 9), and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in each case, having a Fair Market Value sufficient to satisfy not more than the Participant’s statutory minimum federal, state and local tax obligations associated with the transaction.

13.7 Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

13.8 No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

13.9 Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or national automated quotation systems as may be required.

13.10 Governing Law.  The Plan, and all Awards made and actions taken thereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.

13.11  Impact on Benefits.  Unless otherwise determined by the Committee, Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit program or arrangement, including any severance arrangement.

13.12 Securities Law Compliance.  Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

13.13 Separation From Service.  To the extent Section 409A applies to any Award, any reference to a Participant’s retirement, termination of employment or service shall mean a “separation from service” as that term is defined under 409A.

13.14 Term of the Plan.  The Plan shall expire on ____________, 2019, unless terminated at an earlier date pursuant to Article 11.

Exhibit [__]

Michigan Commerce Bancorp Limited
Restricted Stock Units Agreement

Michigan Commerce Bancorp Limited (the “Company”) hereby grants to the Participant named below a Restricted Stock Unit award (“Award”), each Restricted Stock Unit (“Restricted Stock Unit”) representing the right to receive one share of common stock of the Company, no par value per share (“Common Stock”) in accordance with and subject to the terms and restrictions of this Agreement (the “Agreement”) and the Michigan Commerce Bancorp Limited Omnibus Incentive and Equity Plan (the “Plan”), which is incorporated by reference and made a part of this Agreement. This page is the first page (the “Cover Page”) of the Agreement, which describes in detail your rights with respect to the Restricted Stock Units granted to you hereby and which constitutes a legal agreement between you and the Company.

1.           Participant Name:_________________________________________________________________________________________________________________

2.           Award Date:_____________________________________________________________________________________________________________________

3.           Number of Restricted Stock Units:_____________________________________________________________________________________________________

4.           Vesting Date(s):__________________________________________________________________________________________________________________

IN WITNESS WHEREOF, Michigan Commerce Bancorp Limited and the Participant agree to be bound by the terms and provisions of this Agreement, as of the date noted below.

MICHIGAN COMMERCE BANCORP LIMITED

By:_________________________________________
Title:________________________________________
Date:________________________________________

RECIPIENT:__________________________________
       (Please sign and keep this page for your records)

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ARTICLE I
RESTRICTED STOCK UNITS

1.1 Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of common stock of the Company, no par value per share (“Common Stock”) subject to the terms of this Agreement.

1.2 Vesting.  Subject to the terms and conditions of this Award, your Restricted Stock Units will vest on the conclusion of each vesting period ending on the vesting date(s) indicated on page one of this Agreement, provided that you remain employed by the Company until each respective vesting date(s).

1.3 Termination of Employment.  If your employment with the Company terminates due to:

(a)   death, Disability, Retirement or an involuntary termination that qualifies you for severance pay and severance benefits under a Company approved severance plan, arrangement or agreement with the Company, all as conclusively determined by the Company, a portion of your non-vested Restricted Stock Units will vest in an amount equal to (X) minus (Y), rounded up to the nearest whole share, where:

(X)
equals the product of the number of Restricted Stock Units awarded multiplied by the ratio of (1) the number of days that you were actively employed by the Company since the Award Date divided by (2) the number of days between the Award Date and the final scheduled vesting date for the Restriction Stock Units covered by this Agreement; and

(Y)	equals the number of Restricted Stock Units that have already vested in accordance with Section 1.2 of this Agreement as of your termination date;

(b)   any reason other than those identified in paragraph (a) above, any Restricted Stock Units that have not vested in accordance with Section 1.2 of this Agreement as of your termination date shall be forfeited and you shall have no rights thereunder or hereunder.

1.4 Change in Control.  Subject to Section 11.2 of the Plan, in the event of a Change in Control, your Restricted Stock Units under this Agreement will automatically vest to the extent not then vested.

ARTICLE II
RIGHTS AND SETTLEMENT

2.1 Rights as a Shareholder.  Your Restricted Stock Units will not give you any right to vote on any matter submitted to the Company’s stockholders. You will have voting rights with respect to the Common Stock that underlie your Restricted Stock Units only after the shares have actually been issued to you.

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2.2 Restrictions on Transferability.  You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Restricted Stock Units. Any attempt to affect any of the preceding in violation of this Section 2.2 of this Agreement, whether voluntary or involuntary, will be void.

2.3 Dividend Equivalents.  The Company will credit each of your Restricted Stock Units with Dividend Equivalents from the date your award is granted to the end of the Restricted Period which shall be determined pursuant to Section 1.2 of this Agreement. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Common Share multiplied by the number of Common Stock then underlying each Restricted Stock Unit. Such amount shall be credited to a book entry account on your behalf at the time the Company pays any cash dividend on its Common Stock. Dividend Equivalents shall vest at the same time as the underlying Restricted Stock Units, and shall be paid in a single lump sum at the same time as the underlying Restricted Stock Units convert to Common Stock, but no later than 30 days after the applicable vesting date.

2.4 Interest Credits.  Interest will be credited on such Dividend Equivalents for each “Crediting Period” during the period from the Award Date until distribution hereunder at, unless otherwise determined by the Committee, the mid-term Applicable Federal Rate (as determined under Code Section 1274(d)), in effect on the first day of such Crediting Period. A Crediting Period shall mean August 1 of one calendar year to July 31 of the subsequent calendar year (or, if earlier, the date on which distribution is made hereunder), provided that interest shall be credited with respect to each Dividend Equivalent only from the date such Divided Equivalent is first credited hereunder. Interest Credits shall vest at the same time as the underlying Restricted Stock Units and Dividend Equivalents, and shall be paid in a single lump sum at the same time as the underlying Dividend Equivalents.

2.5 Settlement of Your Restricted Stock Units.  Within 30 days after each date, if any, on which any of your Restricted Stock Units vest pursuant to Section 1.2 of this Agreement, the Company will deliver to you the number of shares of Common Stock then underlying your vested Restricted Stock Units.

2.6 Adjustment Due to Change in Capitalization.  If any Adjustment Event occurs before all of the Restricted Stock Units are settled pursuant to Section 2.5 of this Agreement, the number of shares of Common Stock underlying each remaining Restricted Stock Unit may be appropriately and equitably adjusted as provided in the Plan.

ARTICLE III
ADMINISTRATION

3.1 Administration.  Consistent with Sections 4.1 and 4.2 of the Plan, the Committee is authorized to interpret your Award and this Agreement and to make all other determinations necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Agreement shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel,

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who may be regular counsel to the Committee, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

ARTICLE IV
MISCELLANEOUS

4.1 Tax Withholding.  The Company may withhold, or require you to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and delivery of Common Stock shall not occur until such requirements are satisfied. You shall have the right to elect (a) to have Common Stock deliverable in respect of your Award withheld by the Company, or (b) to deliver to the Company previously acquired Common Stock, in each case, having a fair market value sufficient to satisfy your statutory minimum federal, state and local tax obligation associated with the transaction.  In addition, the Committee may in its discretion make other arrangements with you for the payment of withholding taxes with respect to your Award (or settlement thereof) that are consistent with applicable laws, rules and regulations.

4.2 Internal Revenue Code Section 409A.

(a)   Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this agreement comply with Section 409A, and all regulations or other guidance issued thereunder, and this agreement and the payments of any benefits hereunder will be operated and administered accordingly. However, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to this award or any payments hereunder in a transaction that results in adverse tax consequences to the award holder or any beneficiaries or transferees.

(b)   Notwithstanding any other provision of the Plan or this Agreement to the contrary, as long a any part of your Award is subjecct to, and not exempt from, Section 409A, then, if payment of any portion of your Award is made on account of your “separation from service” as that term is defined under Section 409A, and you are a “specified employee” as determined under the default rules under Section 409A for specified employee determinations, then the payment will be made on the date that is one day after the six-month anniversary of the date of your separation from service, or, if earlier, the date of your death.

4.3 Requirements of Law.  The granting of your Award and the issuance of Common Stock are each subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

4.4 No Impact on Benefits.  Your Award is not compensation for purposes of calculating your rights under any employee benefit plan maintained by the Company, unless the terms of such employee benefit plan require any portion of or all of the Award to be included in “compensation” for purposes of determining you rights under the employee benefit plan.

4.5 Securities Law Compliance.  The Company shall have the authority to determine the instruments by which your Award shall be evidenced. Instruments evidencing your Award may contain such other provisions as the Company deems advisable. The undersigned

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understands that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933, as amended, with respect to the Plan and the shares covered by this Agreement. The Company will endeavor to keep such registration statement effective, but in the event the Company notifies you that such registration statement is not then effective, you agree to refrain from sales of Common Stock until such time as the Company advises you that such registration statement has become effective.

4.6 Trading Black Out Periods.  By entering into this Agreement you expressly agree that: (i) during all periods of your employment with the Company or its affiliates, or while you are otherwise maintained on the payroll of the Company or its affiliates, you agree to abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of your employment with the Company and its affiliates for any reason, you agree that for a period of three (3) months following the effective date of any such termination or cessation of your employment or, if later, for a period of three (3) months following the date as of which you are no longer on the payroll of the Company and its affiliates, you agree to continue to abide by all such Trading Black Out Periods established from time to time by the Company.

4.7 Other.

(a)   This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

(b)   This Agreement, including the Cover Page and the Plan, contains the entire agreement and all terms between you and the Company with respect to this Award, and there are no other understandings, warranties or representations with respect to this Award.

(c)   Nothing in this Agreement gives you the right to continue working for or with the Company or any of its subsidiaries nor changes the right which the Company has to terminate your employment at any time.

(d)   This Agreement and your Award shall be governed by the laws of the State of Michigan (other than its conflict of law principles).

(e)   Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons affected hereby.  In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

(f)   Capitalized terms not defined in, or referenced from, this Agreement have the meaning set forth in the Plan.

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Exhibit [__]

Michigan Commerce Bancorp Limited
Non-Qualified Stock Option Agreement

Michigan Commerce Bancorp Limited (the “Company”) hereby grants to the “Optionee” named below an Option to purchase, in accordance with and subject to the terms and restrictions of the Michigan Commerce Bancorp Limited Omnibus Incentive and Equity Plan (the “Plan”), which is incorporated by reference and is made a part of this Agreement, the number of shares of Common Stock of the Company at the option price per share set forth below. This page is the first page (the “Cover Page”) of the Michigan Commerce Bancorp Limited Non-Qualified Stock Option Agreement (the “Agreement”) which describes in detail your rights with respect to this Option being granted to you and which constitutes a legal agreement between you and the Company:

1.           Optionee Name:  __________________________________________________________________________________________________________________

2.           Type of Option:  Non-Qualified Stock Option

3.           Grant Date:  _____________________________________________________________________________________________________________________

4.           Number of Shares of Common Stock:  __________________________________________________________________________________________________

5.           Option Price per Share:  ____________________________________________________________________________________________________________

6.           Option Expiration Date:  ____________________________________________________________________________________________________________

7.           Vesting Commencement Date:  _______________________________________________________________________________________________________

IN WITNESS WHEREOF, Michigan Commerce Bancorp Limited and the Optionee agree to be bound by the terms and provisions of this Agreement, as of the date noted below.

MICHIGAN COMMERCE BANCORP LIMITED

By:_________________________________________
Title:________________________________________
Date:________________________________________

RECIPIENT:__________________________________
       (Please sign and keep this page for your records)

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ARTICLE I -
TERMS AND CONDITIONS FOR EXERCISING OPTION

1.1 The Option granted under this Agreement may not be exercised for less than ten whole shares of Common Stock, and no fractional shares will be issued at any time. Except as provided below, this Option shall vest and become exercisable as follows:  The Option will vest 100% on the third anniversary of the Grant Date; prior to the third anniversary, the Option will be 0% vested.

ARTICLE II -
DURATION OF OPTION

2.1 The Option granted under this Agreement shall become immediately and fully exercisable upon your death and be exercisable as provided in the Plan at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

2.2 Upon your Retirement or Disability (as these terms are defined in the Plan), the Option granted shall continue to vest and be exercisable at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

2.3 Upon termination of your Company or Subsidiary employment or service in the event of certain sales or divestitures as defined in the Plan, the Committee may provide that the Option shall continue to vest and be exercisable at any time prior to the Expiration Date or within three (3) years, whichever period is shorter.

2.4 Upon termination of your Company or Subsidiary employment for Cause or upon your violation of the Company’s established policy on Insider Trading, each as determined in good faith by the Company, this Option (whether or not then vested or exercisable at the time of such determination) shall immediately terminate and no longer be exercisable.

2.5 Upon termination of your Company employment or contractual relationship with the Company or Subsidiary for any other reason, the unvested portion of this Option shall immediately terminate and you shall have a right to exercise any vested portion of the Option prior to the Expiration Date or within one hundred twenty (120) days, whichever period is shorter.

ARTICLE III -
CHANGE IN CONTROL OF THE COMPANY

3.1 Upon a Change in Control, the Option shall be immediately and fully exercisable. In the case of a Change in Control, the Option may be cancelled in exchange for a cash payment or Alternative Award as determined in accordance with the Plan.

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ARTICLE IV -
EXERCISING THE OPTION

4.1 This Option may be exercised for the number of shares of Common Stock specified by giving notice to the Company and to the Company’s selected stock option broker (a “broker”).

4.2 The notice should refer to this Option (by the date of grant), and the notice must include the following information:

(a)   The number of shares of Common Stock for which the Option is being exercised.

(b)   The name or names of the persons in whose names the stock certificate for the shares of Common Stock should be registered.

(c)   The address to which the stock certificate should be sent.

(d)   In addition to your notice, you must indicate the method by which you will pay the exercise price.  Payment of the exercise price may be made in cash, or, subject to the Committee’s approval in its discretion and on such terms and conditions as the Committee shall require:

(1)	In cash equivalents;

(2)	By exchanging shares of Common Stock you own (which are not the subject of any pledge or other security interest);

(3)
       Through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of shares of Common Stock (that is, a “cashless exercise” procedure);

(4)
       by issuing a lesser number of shares of Common Stock pursuant to a Net Exercise transaction having a Fair Market Value on the date of exercise equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate exercise price for such shares; or

 (5)   By any combination of the foregoing.

(e)   The combined value of all cash paid and the Fair Market Value of any such shares of Common Stock so tendered to the Company, valued as of the date of such tender, must be at least equal to such option exercise price required to be paid for the shares of Common Stock being exercised.

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(f)   If payment is to be made in whole or part in cash, you must include a check payable to the Company or to the broker, as determined by the Company.

ARTICLE V -
TAX PAYMENTS AND WITHHOLDING

5.1 Whenever shares of Common Stock are to be issued or cash paid pursuant to the exercise of an Option under this Agreement, the Company shall have the power to withhold, or require you to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to such transaction, and the Company may defer payment of cash or the issuance of shares of Common Stock until such requirements are satisfied. Subject to the Committee’s approval, you may:

(a)   To have shares of Common Stock otherwise issuable upon the exercise of an Option withheld by the Company, or

(b)   To deliver to the Company previously acquired shares of Common Stock having a Fair Market Value as of the date of exercise equal to all or part of your Federal, state, and local tax obligation associated with the transaction and cash equal to the balance of such tax obligation.

ARTICLE VI -
ADJUSTMENT OF OPTION DUE TO ADJUSTMENT EVENT

6.1 In the event of an Adjustment Event, the aggregate number of shares of Common Stock subject to this Option and the exercise price applicable to this Option may be appropriately and equitably adjusted as provided in the Plan.

ARTICLE VII -
DELIVERY OF SHARES OF COMMON STOCK

7.1 Upon the exercise of this Option, in whole or in part, the Company shall deliver to your brokerage account shares of Common Stock in street name for the benefit of the employee.  In the event that the Company shall determine that any certificate issued pursuant to this Section 7.1 must bear a legend restricting the transfer of such shares of Common Stock, such certificate shall bear the appropriate legend.

ARTICLE VIII -
NON-TRANSFERABILITY OF OPTION DURING LIFETIME

8.1 This Option may not be sold, transferred, assigned or otherwise alienated or hypothecated other than by will or by operation of the laws of descent and distribution or as otherwise provided in the Plan and is subject to termination as provided in the Plan.

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ARTICLE IX -
TRADING BLACKOUT PERIODS

9.1 By entering into this Agreement you expressly agree that: (i) during all periods of your employment with the Company or its affiliates, or while you are otherwise maintained on the payroll of the Company or its affiliates, you agree to abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of your employment with the Company and its affiliates for any reason, you agree that for a period of three (3) months following the effective date of any such termination or cessation of your employment or, if later, for a period of three (3) months following the date as of which you are no longer on the payroll of the Company and its affiliates, you agree to continue to abide by all such Trading Black Out Periods established from time to time by the Company.

ARTICLE X -
MISCELLANEOUS

10.1 Securities Law Compliance.  You understand that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933, as amended, with respect to the Plan and the shares covered by this Agreement. You agree that any sales by you of shares of Common Stock covered by this Agreement will be affected by means of a broker’s transaction using the facilities of the stock exchange where the Common Stock is then listed. The Company will endeavor to keep such registration statement effective to permit such sale, but in the event the Company notifies you that such registration statement is not then effective, you agree to refrain from sales of shares of  Common Stock until such time as the Company advises you that such registration statement has become effective.  You also agree that, notwithstanding anything to the contrary continued herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, or, if such shares of Stock are not then so registered, the Committee has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your Option also must comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Committee determines that such exercise would not be in material compliance with such laws and regulations.

10.2 Internal Revenue Code Section 409A.  Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this agreement comply with, i.e., be exempt from the nonqualified deferred compensation plan requirements of, Section 409A, and all regulations or other guidance issued thereunder, and this Agreement and the payments of any benefits hereunder will be operated and administered accordingly. However, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to this Agreement or any payments hereunder in a transaction that results in adverse tax consequences to you or any of your beneficiaries or transferees.

10.3 Rights as a Shareholder.  You shall have no right, in respect to the Option granted, to vote on any matter submitted to Company stockholders.

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10.4 Term.  You may not exercise your Option before the commencement or after the expiration of its term.  The term of your Option commences on the Grant Date and expires upon the earliest of the Expiration Date indicated in this Agreement or the day before the tenth anniversary of the Grant Date.

10.5 Other.

(a)   This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

(b)   This Agreement, including the Cover Page and the Plan, contains the entire agreement and all terms between you and the Company with respect to the Option, and there are no other understandings, warranties or representations with respect to the Option.

(c)   Nothing in this Agreement gives you the right to continue working for or with the Company or any of its subsidiaries nor changes the right which the Company has to terminate your employment at any time.

(d)   This Agreement and your Option shall be governed by the laws of the State of Michigan (other than its conflict of law principles).

(e)   Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons affected hereby.  In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control

(f)   Capitalized terms not defined in, or referenced from, this Agreement have the meaning set forth in the Plan.

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